Exhibit 99.1

WEBER INC. REPORTS FISCAL THIRD-QUARTER 2022 FINANCIAL RESULTS

PALATINE, Ill., August 15, 2022 - Weber Inc. (“Weber” or “the Company”) (NYSE: WEBR), the global leader in outdoor cooking products, innovation, and technology, today announced its financial results for the fiscal third quarter 2022, ending June 30, 2022.
Weber reports its financial performance in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and as adjusted on a non-GAAP basis. Please see “Non-GAAP Financial Measures,” and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and reconciliations of the non-GAAP financial measures to the most comparable GAAP financial measures.
For the quarter, Weber generated net sales of $528 million, gross profit of $154 million, a net loss of $52 million, and Adjusted EBITDA of $11 million.
“Weber is the #1 brand and the global category leader in outdoor cooking. We have an immense opportunity to expand our relationship with the more than 50 million dedicated Weber consumers worldwide, as well as grow our reach in the near and long-term,” said Alan Matula, interim Chief Executive Officer of Weber. “Our third quarter performance reflects the margin pressures we are experiencing as a result of global headwinds in our current operating environment. To strengthen our financial position for fiscal year 2023 and beyond, we are introducing a comprehensive cash flow and cost management plan, which will position Weber to enhance its leadership position in a dynamic outdoor cooking market.”
FOR THE THREE MONTHS ENDED JUNE 30, 2022
•Net sales decreased 21%, to $528 million, from $669 million in the prior-year quarter. The decrease was driven by slower retail traffic, both in-store and online in all key markets, due to rising inflation, supply chain constraints, geopolitical uncertainty and fuel prices, as well as foreign currency devaluations within the quarter that impacted reported results. Foreign exchange accounted for $33 million of the sales reduction.
•Net sales decreased 19% in the Americas, to $274 million, from $339 million in the prior-year quarter. EMEA net sales decreased 24%, to $233 million, from $307 million in the prior-year quarter. APAC net sales decreased 5% to $22 million, from $23 million in the prior-year quarter.
•Foreign currency negatively impacted net sales by $30 million and $2 million, in EMEA and APAC, respectively.
•Gross profit decreased 49% to $154 million, or 29.1% of net sales, compared to $299 million or 44.7% of net sales in the prior year. The year-over-year decrease in gross profit was primarily due to substantial freight and commodity cost increases as compared to the prior year, promotional activity to enhance retail sell through in a macro environment that has slowed foot traffic, negative country and product mix shift, and significant currency devaluations within the quarter, all partially offset by pricing actions in all regions.
•Net loss of $52 million compared to net income of $18 million in the prior-year quarter. Adjusted net loss was $19 million compared to adjusted net income of $85 million in the prior-year quarter.
•Adjusted EBITDA of $11 million compared to Adjusted EBITDA of $134 million in the prior-year quarter, driven by the gross margin pressures noted above, and partially offset by the initiated Selling, General, and Administrative expense reductions which will continue in subsequent quarters.
Subsequent to quarter end, as announced on July 25, 2022, the Weber Board of Directors suspended the quarterly cash dividend. The Company is assessing financing options to strengthen its balance sheet and is committed to working with its lending partners to remain in compliance with its credit agreement.
CASH FLOW AND COST MANAGEMENT PLAN
Following a detailed review, the Company has initiated a plan to manage cash flows, preserve liquidity, expand gross margins, and reduce SG&A expenses. The core components of this plan include the suspension of its quarterly cash dividend, a focused reduction of COGS and SG&A expenses, a reduction in force that removes management layers in the organization, and the tightening of global inventory levels and working capital positions. Management believes these actions will result in at least $110 million of cash benefit, net of restructuring costs, in fiscal year 2023, with run-rate benefits beyond that. More details on these initiatives will be provided on the Company’s fiscal third quarter 2022 conference call.
FISCAL Q3 2022 INVESTOR CONFERENCE CALL
A conference call to discuss these fiscal third quarter 2022 financial results is scheduled for today, August 15, 2022, at 7:30 a.m. Central Time. Investors and analysts are invited to dial 833-927-1758 (international callers, please dial 929-526-1599) approximately 10 minutes before the start of the call. Please reference Conference ID 460992 when prompted. A live webcast of the conference call and supporting materials will be available on the Weber investor relations website, https://investors.weber.com. In addition, a replay and transcript of the webcast will be posted to the same website once available.
ABOUT WEBER INC.
Weber Inc. headquartered in Palatine, Ill., is the world’s leading barbecue brand. Weber’s founder George Stephen, Sr., established the outdoor cooking category when he invented the original kettle charcoal grill 70 years ago. Weber offers a comprehensive, innovative product portfolio, including charcoal, gas, pellet and electric grills, smokers, and accessories designed to help outdoor cooking enthusiasts discover what’s possible. Weber offers its barbecue grills and accessories, services, and experiences to a passionate community of millions across 78 countries.
Weber Connect® is a registered trademark of Weber-Stephen Products LLC.
NON-GAAP FINANCIAL MEASURES
This press release contains certain financial measures not presented in accordance with GAAP, including Adjusted EBITDA and Adjusted Net (Loss) Income, which are used by management in making operating decisions, allocating financial resources, and internal planning and forecasting and for business strategy purposes. Adjusted EBITDA and Adjusted Net (Loss) Income are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. The use of non-GAAP financial information should not be considered as an alternative to, or more meaningful than, the comparable GAAP measures. In addition, because our non-GAAP measures are not determined in accordance with GAAP, it is susceptible to differing calculations, and not all comparable or peer companies may calculate their non-GAAP measures in the same manner.
Management believes that such measures are commonly reported by issuers and widely used by investors as indicators of a company’s operating performance. Please refer to the reconciliations of Adjusted EBITDA and Adjusted Net (Loss) Income to the most directly comparable financial measures prepared in accordance with GAAP below.
FORWARD-LOOKING STATEMENTS
This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Weber’s expectations or beliefs concerning future events. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, for the year ended September 30, 2021, and in our Quarterly Reports on Form 10-Q.
Our future results could be affected by a variety of other factors, including: uncertainty of the magnitude, duration, geographic reach, impact on the global economy and current and potential travel restrictions of the COVID-19 outbreak; the current, and uncertain future, impact of the COVID-19 outbreak on our business, growth, reputation, prospects, financial condition, operating results (including components of our financial results), and cash flows and liquidity; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected; the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; transportation costs; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including the impact of any product recalls; and business disruption or other losses from war, pandemic, terrorist acts or political unrest.

INVESTOR RELATIONS CONTACT:
Brian Eichenlaub investors@weber.com

MEDIA CONTACTS:
Kristina Peterson-Lohman media@weber.com

Aiden Woglum awoglom@prosek.com

Weber Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except share data)

	June 30, 2022	September 30, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$40,846	$107,517
Accounts receivable, less allowances (1)	279,606	138,683
Inventories, net	396,669	332,621
Prepaid expenses and other current assets	82,954	68,236
Total current assets	800,075	647,057
Property, equipment and leasehold improvements, net	197,539	162,829
Operating lease right-of-use assets (2)	79,155	66,962
Other long-term assets	53,386	61,454
Trademarks, net	355,282	357,821
Other intangible assets, net	129,514	144,257
Goodwill	106,785	110,612
Total assets	$1,721,736	$1,550,992
Liabilities and equity (deficit)
Current liabilities:
Trade accounts payable	$379,689	$330,669
Accrued expenses (3)	123,200	150,610
Income taxes payable	4,813	4,823
Current portion of long-term debt and other borrowings	63,000	12,500
Current portion of long-term financing obligation	654	592
Total current liabilities	571,356	499,194
Long-term debt, less current portion	1,215,728	984,818
Long-term financing obligation, less current portion	37,891	38,394
Non-current operating lease liabilities (4)	66,888	55,329
Tax Receivable Agreement liability	—	9,226
Other long-term liabilities	72,877	85,376
Total liabilities	1,964,740	1,672,337
Commitments and Contingencies
Class A Common Stock, $0.001 par value - 3,000,000,000 shares authorized, 52,899,303 and 52,533,388 shares issued and outstanding as of June 30, 2022 and September 30, 2021, respectively	53	53
Class B Common Stock, $0.00001 par value - 1,500,000,000 shares authorized, 234,559,825 and 233,572,370 shares issued and outstanding as of June 30, 2022 and September 30, 2021, respectively	2	2
Preferred Stock, $0.0001 par value - 1,500,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2022 and September 30, 2021	—	—
Additional paid-in capital	18,715	6,109
Accumulated other comprehensive loss	(5,155)	(9,280)
Retained earnings (deficit)	(59,485)	(7,646)
Total Weber Inc. equity (deficit)	(45,870)	(10,762)
Noncontrolling interests	(197,134)	(110,583)
Total equity (deficit)	(243,004)	(121,345)
Total liabilities and equity (deficit)	$1,721,736	$1,550,992
________________
(1)Includes related party royalty receivables of $171 and $119 at June 30, 2022 and September 30, 2021, respectively.
(2)Includes related party operating lease assets of $1,256 and $1,629 at June 30, 2022 and September 30, 2021, respectively.
(3)Includes related party operating lease liabilities of $387 and $431 at June 30, 2022 and September 30, 2021, respectively.
(4)Includes related party operating lease liabilities of $898 and $1,198 at June 30, 2022 and September 30, 2021, respectively.

Weber Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Net sales (1)	$527,936	$668,867	$1,418,371	$1,632,176
Cost of goods sold (2)	374,291	369,776	992,196	912,558
Gross profit	153,645	299,091	426,175	719,618
Operating expenses:
Selling, general and administrative (3)(4)(5)	173,494	257,758	487,515	555,744
Amortization of intangible assets	5,154	5,226	15,495	12,090
Gain on disposal of assets held for sale	—	—	—	(5,185)
(Loss) income from operations	(25,003)	36,107	(76,835)	156,969
Foreign currency loss (gain)	16,766	(3,758)	20,983	(3,772)
Interest expense, net (6)	19,267	18,031	51,813	49,780
Gain on Tax Receivable Agreement liability remeasurement	(9,226)	—	(9,226)	—
Loss from early extinguishment of debt	—	—	—	5,448
Other expense	68	—	502	—
(Loss) income before taxes	(51,878)	21,834	(140,907)	105,513
Income tax expense	121	4,009	36,958	19,398
Gain from investments in unconsolidated affiliates	—	—	—	(5,505)
Net (loss) income	$(51,999)	$17,825	$(177,865)	$91,620
Net loss attributable to noncontrolling interests	(44,505)	—	(132,698)	—
Net (loss) income attributable to Weber Inc.	$(7,494)	$17,825	$(45,167)	$91,620
Earnings (loss) per share of Class A common stock
Basic	$(0.14)	N/A	$(0.84)	N/A
Diluted	$(0.41)	N/A	$(0.84)	N/A
Weighted average shares outstanding
Basic	53,875,489	N/A	53,499,650	N/A
Diluted	290,170,910	N/A	53,499,650	N/A
________________
(1)Includes related party royalty revenue of $106 and $128 for the three months ended June 30, 2022 and 2021, respectively, and $379 and $75 for the nine months ended June 30, 2022 and 2021, respectively.
(2)Includes related party rental expense of zero and $213 for the three months ended June 30, 2022 and 2021, respectively, and zero and $605 for the nine months ended June 30, 2022 and 2021, respectively.
(3)Includes related party rental expense of $176 and $68 for the three months ended June 30, 2022 and 2021, respectively, and $513 and $196 for the nine months ended June 30, 2022 and 2021, respectively.
(4)Includes related party royalty expense of zero for both the three months ended June 30, 2022 and 2021 and zero and $268 for the nine months ended June 30, 2022 and 2021, respectively.
(5)Includes related party compensation expense of zero for both the three months ended June 30, 2022 and 2021 and $420 and zero for the nine months ended June 30, 2022 and 2021.
(6)Includes related party interest income of zero and $11 for the three months ended June 30, 2022 and 2021, respectively, and $3 and $40 for the nine months ended June 30, 2022 and 2021, respectively.

Weber Inc.
Condensed Consolidated Statement of Cash Flows
(dollars in thousands)
(unaudited)

	Nine Months Ended June 30,
	2022	2021
Operating activities
Net (loss) income	$(177,865)	$91,620
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Provision for depreciation	29,206	20,317
Provision for amortization of intangible assets	15,495	12,090
Provision for amortization of deferred financing costs	3,556	2,813
Deferred income tax expense (benefit)	22,257	(3,174)
Stock/unit-based compensation	65,041	94,193
Gain from investments in unconsolidated affiliates	—	(5,505)
Gain on disposal of assets held for sale	—	(5,185)
Loss from early extinguishment of debt	—	5,448
Changes in operating assets and liabilities:
Accounts receivable	(163,576)	(186,381)
Inventories	(84,823)	(96,505)
Prepaid expenses and other current assets	(13,470)	12,844
Trade accounts payable	62,191	106,057
Accrued expenses	(2,148)	29,165
Income taxes payable	835	6,507
Other	9,693	(9,844)
Net cash (used in) provided by operating activities	(233,608)	74,460
Investing activities
Proceeds from disposal of property, equipment and leasehold improvements	18	14,028
Additions to property, equipment and leasehold improvements	(80,362)	(40,503)
Payments for acquisitions	—	(128,514)
Net cash used in investing activities	(80,344)	(154,989)
Financing activities
Proceeds from issuance of long-term debt	250,000	1,250,000
Payments for deferred financing costs	(9,700)	(26,654)
Payments for capitalized offering costs	(2,109)	(2,349)
Payments under agreement with iDevices	(99)	(228)
Interest rate swap settlement payments	(4,384)	(3,903)
Proceeds from contribution of capital, net	11,346	13,075
Dividends paid	(6,394)	—
Members’ distributions	(34,547)	(315,622)
Borrowings from revolving credit facility	724,500	217,000
Payments on revolving credit facility	(676,500)	(217,000)
Payments of long-term debt	(10,000)	(622,500)
Shares withheld to satisfy employee tax obligations	(1,412)	—
Service on financing obligation	(441)	(382)
Net cash provided by financing activities	240,260	291,437
Effect of exchange rate changes on cash and cash equivalents	16,247	629
(Decrease) increase in cash and cash equivalents	(57,445)	211,537
Cash and cash equivalents at beginning of period	107,517	123,792
Cash and cash equivalents at end of period	$50,072	$335,329
Supplemental disclosures of cash flow information:
Cash paid for interest	$44,860	$42,977
Cash paid for income taxes, net of refunds of $159 and $3,213, respectively	$14,255	$17,090
Supplemental disclosures of non-cash investing information:
Property and equipment included in accounts payable and accrued expenses	$18,905	$7,253
Deferred offering costs in accrued expenses	$—	$1,689
Settlement of existing relationship through business combination	$—	$9,776

Weber Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(dollars in thousands)
The following table reconciles (loss) income from operations to adjusted (loss) income from operations; net (loss) income to adjusted net (loss) income; net (loss) income to EBITDA; and EBITDA to Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
(Loss) income from operations	$(25,003)	$36,107	$(76,835)	$156,969
Adjustments:
Foreign currency (loss) gain(1)	(16,766)	3,758	(20,983)	3,772
Stock/unit-based compensation expense	17,340	61,714	65,041	94,193
Business transformation costs (2)	11,559	6,572	26,241	9,496
Operational transformation costs (3)	8,851	5,027	22,689	10,853
Financing and IPO costs (4)	—	8,954	877	12,660
COVID-19 costs (5)	—	68	—	548
Gain on disposal of assets held for sale	—	—	—	(5,185)
Adjusted (loss) income from operations	$(4,019)	$122,200	$17,030	$283,306
Net (loss) income	$(51,999)	$17,825	$(177,865)	$91,620
Adjustments:
Stock/unit-based compensation expense	17,340	61,714	65,041	94,193
Business transformation costs (2)	11,559	6,572	26,241	9,496
Operational transformation costs (3)	8,851	5,027	22,689	10,853
Financing and IPO costs (4)	—	8,954	877	12,660
COVID-19 costs (5)	—	68	—	548
Gain on Tax Receivable Agreement liability remeasurement	(9,226)	—	(9,226)	—
Loss from early extinguishment of debt	—	—	—	5,448
Gain on disposal of assets held for sale	—	—	—	(5,185)
Other expense	68	—	502	—
Tax impact of adjusting items (6)	4,245	(15,118)	(27,835)	(23,523)
Adjusted net (loss) income	$(19,162)	$85,042	$(99,576)	$196,110
Net (loss) income	$(51,999)	$17,825	$(177,865)	$91,620
Adjustments:
Interest expense, net	19,267	18,031	51,813	49,780
Income tax expense	121	4,009	36,958	19,398
Depreciation and amortization	15,418	12,079	44,701	32,407
EBITDA	$(17,193)	$51,944	$(44,393)	$193,205
Stock/unit-based compensation expense	17,340	61,714	65,041	94,193
Business transformation costs (2)	11,559	6,572	26,241	9,496
Operational transformation costs (3)	8,851	5,027	22,689	10,853
Financing and IPO costs (4)	—	8,954	877	12,660
COVID-19 costs (5)	—	68	—	548
Gain on Tax Receivable Agreement liability remeasurement	(9,226)	—	(9,226)	—
Loss from early extinguishment of debt	—	—	—	5,448
Gain on disposal of assets held for sale	—	—	—	(5,185)
Other expense	68	—	502	—
Adjusted EBITDA	$11,399	$134,279	$61,731	$321,218
______________
(1)Adjusted (loss) income from operations includes foreign currency (loss) gain in order to align adjusted (loss) income from operations with Adjusted EBITDA, with the exception of depreciation and amortization and gain from investments in unconsolidated affiliates.
(2)“Business transformation costs” are costs for business transformation initiatives that require severance or other costs to transition to a new operating model.
(3)“Operational transformation costs” are defined as restructuring and transformation initiatives related to supply chain, operational moves and startups that are designed to enable future productivity. These costs also include significant non-capitalizable systems integration costs, as well was plant shutdown and closure costs that will drive future efficiencies.
(4)“Financing and IPO costs” include non-capitalizable costs relating to the Company’s Secured Credit Facility, the Company's IPO and other financing costs.
(5)During the nine months ended June 30, 2021, the Company incurred costs related to the global COVID-19 pandemic. These costs primarily resulted from the impact of enhanced employee safety and social distancing protocols.
(6)“Tax impact of adjusting items” represents the Company's effective tax rate for the nine months ended June 30, 2022 applied to the adjusting items presented.